TRITON INTERNATIONAL LIMITED REPORTS THIRD QUARTER 2016 RESULTS AND DECLARES $0.45 QUARTERLY DIVIDEND

Hamilton, Bermuda - November 10, 2016 – Triton International Limited (NYSE: TRTN), ("Triton") today reported results for the third quarter ended September 30, 2016. On July 12, 2016 Triton Container International Limited ("TCIL") and TAL International Group, Inc. ("TAL") completed their previously announced strategic combination and became wholly-owned subsidiaries of Triton. In this press release, Triton has presented its results based on U.S. GAAP as well as Non-GAAP selected information for the three and nine months ended September 30, 2016.

Third Quarter and Recent Highlights:

•	Triton reported a Net loss attributable to shareholders of $51.2 million and Loss before income taxes of $56.8 million for the third quarter of 2016.

•	Triton reported an Adjusted pre-tax loss of $2.8 million in the third quarter of 2016.

◦
The Adjusted pre-tax loss in the third quarter excludes $59.6 million in Transaction and other costs (which includes a $4.0 million reclassification of accrued incentive compensation expenses relating to employees transitioning out of the Company from Administrative expenses to Transaction and other costs).

◦
The Adjusted pre-tax loss in the third quarter includes a $29.7 million negative impact related to the default by Hanjin Shipping, and a $6.8 million net negative impact from the preliminary purchase accounting adjustments.

◦	Excluding the items mentioned above (except the reclassification), Triton’s Adjusted pre-tax income would have been $29.7 million in the third quarter of 2016.

•	Utilization was 93.3% as of November 10, 2016.

•	Triton announced a quarterly dividend of $0.45 per share payable on December 22, 2016 to shareholders of record as of December 2, 2016.
Financial Results
Triton's reported results reflect TCIL's historical financial information as the accounting acquirer, and TAL's financial information from the close of the transaction, inclusive of the effect of purchase accounting adjustments. Such treatment is consistent with the accounting treatment prescribed under the acquisition method of accounting.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change
Leasing revenues	$247.9	$175.7	41.1%	$569.3	$534.8	6.5%
(Loss) income before income taxes	$(56.8)	$26.1	(317.6%)	$(36.9)	$112.9	(132.7%)
Net (loss) income attributable to shareholders	$(51.2)	$21.2	(341.5%)	$(36.3)	$98.3	(136.9%)
Net (loss) income per share	$(0.74)	$0.52	(242.3%)	$(0.72)	$2.37	(130.4%)
Adjusted pre-tax (loss) income(1)	$(2.8)	$27.9	(110.0%)	$30.1	$119.5	(74.8%)
Adjusted net (loss) income(1)	$(0.3)	$27.0	(101.1%)	$31.5	$116.0	(72.8%)

(1) Adjusted pre-tax (loss) income and Adjusted net (loss) income are non-GAAP financial measures that we believe are useful in evaluating our operating performance. Triton's definition and calculation of Adjusted pre-tax (loss) income and Adjusted net (loss) income, including reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures, are outlined in the attached schedules.

Operating Performance

"The third quarter of 2016 was an eventful quarter for Triton," commented Brian M. Sondey, Chairman and Chief Executive Officer of Triton International. "The merger between TCIL and TAL closed on July 12, creating the largest, and we believe, the most efficient and most capable container leasing company in the world. In addition, Hanjin Shipping filed for court supervised rehabilitation proceedings in South Korea on August 31, ceased active operations and defaulted on our lease agreements. Finally, leasing demand jumped in the third quarter, and over the last few months lease transaction activity and container pick-up volumes have accelerated. All of these events have stretched the new Triton organization, but we are already benefiting from the powerful combination of TCIL’s and TAL’s capabilities."

"Triton reported a Loss before income taxes of $56.8 million in the third quarter and an Adjusted pre-tax loss of $2.8 million. Triton’s results in the third quarter of 2016 were impacted by a number of items related to our merger and the Hanjin default. Excluding these items, our Adjusted pre-tax income would have been $29.7 million in the third quarter of 2016, a significant increase from the combined Adjusted pre-tax income for TCIL and TAL International of $18.4 million in the second quarter. The improvement in the third quarter was mainly driven by improved disposal results and strong leasing demand."

"Despite the ongoing situation with Hanjin, our market environment has continued to improve significantly from the first half of the year. The combination of modest trade growth and limited purchasing of new containers has caused the supply and demand balance for containers to tighten. Lease transaction activity and container lease-out volumes have been strong for the last several months. Our utilization currently stands at 93.3%, which is down slightly from the end of the second quarter, but mainly because almost three percent of our containers are in the process of being recovered from Hanjin. The inventory of new and used containers in Asia is much reduced from earlier in the year, and new container prices have increased recently. While market lease rates remain well below our portfolio average, they have rebounded nicely from the low levels reached earlier in the year and continue to have positive momentum."

Hanjin Shipping Recovery Effort

Mr. Sondey continued, "The recovery process related to the Hanjin default remains a major operational effort, but we are making good progress. We have gained control or have issued delivery clearances for almost fifty percent of our containers previously on-hire to Hanjin, and we expect the share of recovered containers will increase to be in the range of seventy percent by the end of the year. We expect we will eventually recover the vast majority of our containers, but it will take time to recover the "tail" of containers that are scattered across many locations."

"We believe we are adequately covered under our credit insurance policies for lost containers and container recovery and positioning costs that are in excess of our insurance deductibles. Our credit insurance policies also provide up to six months of protection against lost leasing revenue, which was roughly $3 million per month for all of the containers on-lease to Hanjin. The $29.7 million of Hanjin impacts in the third quarter included a $23.4 million provision for bad debt and $6.3 million in lost revenue, much of which was applied toward our insurance deductibles. We expect the financial impact of the Hanjin default to be lower in future periods. Over the next few quarters, we expect that insurance recoveries will offset most of the costs of the recovery effort, though we will not recognize expected insurance payments related to lost revenue until the payments are received."

Outlook

Mr. Sondey concluded, "Leasing demand remains strong as we start the fourth quarter, and we have not seen the usual seasonal slowdown in dry container lease-out activity. We expect our utilization to increase during the fourth quarter, and expect that increasing new container prices and the tighter supply and demand balance for containers will lead to higher used container selling prices. We also expect our merger cost savings to increase steadily for the next several quarters. However, it will take time for us to fully recover and redeploy the containers previously on-hire to Hanjin, and we will face a timing gap between the lost revenue on these containers and the expected insurance payments that protect against this lost revenue. We also continue to face ongoing pressure from lease re-pricing. Overall, we expect our normalized level of profitability to increase from the third to the fourth quarter of 2016."

Dividend

Triton’s Board of Directors has approved and declared a $0.45 per share quarterly cash dividend on its issued and outstanding common stock, payable on December 22, 2016 to shareholders of record at the close of business on December 2, 2016.

Investors’ Webcast

Triton will hold a Webcast at 9 a.m. (New York time) on Friday, November 11, 2016 to discuss its third quarter results. To participate by phone, please dial 1-877-418-5277 (domestic) or 1-412-717-9592 (international) approximately 15 minutes prior to the start time and reference the Triton International Limited conference call. To access the live Webcast or archive, please visit Triton's website at http://www.trtn.com. An archive of the Webcast will be available one hour after the live call through Friday, December 23, 2016.

About Triton International Limited

Triton International Limited is the parent of Triton Container International Limited and TAL International Group, Inc., each of which merged under Triton on July 12, 2016 to create the world’s largest lessor of intermodal freight containers and chassis. With a container fleet of nearly five million twenty-foot equivalent units ("TEU"), Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

Contact
John Burns
Senior Vice President and Chief Financial Officer
Investor Relations
(914) 697-2900

The following table sets forth the combined equipment fleet utilization(a) for TCIL and TAL as of and for the periods indicated:

	Quarter Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Average Utilization	92.4%	93.3%	94.0%	94.8%	96.2%

	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Ending Utilization	92.6%	93.7%	93.5%	94.4%	95.5%

(a) Utilization is computed by dividing total units on lease (in cost equivalent units, or "CEUs") by the total units in fleet (in CEUs), excluding new units not yet leased and off-hire units designated for sale. For the utilization calculation, units on lease to Hanjin were treated as off-lease effective August 1, 2016.

The following table provides the composition of the combined equipment fleet as of September 30, 2016, December 31, 2015, and September 30, 2015 (in units, TEUs and CEUs):

	Equipment Fleet in Units			Equipment Fleet in TEU
	September 30, 2016	December 31, 2015	September 30, 2015	September 30, 2016	December 31, 2015	September 30, 2015
Dry	2,681,503	2,632,257	2,623,284	4,314,654	4,217,703	4,204,688
Refrigerated	213,763	198,292	194,491	410,349	379,134	371,604
Special	85,042	88,148	88,330	148,776	154,137	155,087
Tank	11,962	11,243	11,249	11,962	11,243	11,249
Chassis	21,233	21,216	21,231	38,429	38,210	38,236
Equipment leasing fleet	3,013,503	2,951,156	2,938,585	4,924,170	4,800,427	4,780,864
Equipment trading fleet	15,680	21,135	23,554	26,214	35,989	39,296
Total	3,029,183	2,972,291	2,962,139	4,950,384	4,836,416	4,820,160

	Equipment in CEU
	September 30, 2016	December 31, 2015	September 30, 2015
Operating leases	5,975,852	5,855,833	5,796,578
Finance leases	375,109	252,229	261,759
Equipment trading fleet	76,417	107,080	105,284
Total	6,427,378	6,215,142	6,163,621

Important Cautionary Information Regarding Forward-Looking Statements

Certain statements in this release, other than purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," "may," "would" and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton's, TCIL's and TAL's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.

These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following: failure to realize the anticipated benefits of the transaction, including as a result of a delay or difficulty in integrating the businesses of TCIL and TAL; uncertainty as to the long-term value of Triton's common shares; the expected amount and timing of cost savings and operating synergies resulting from the transaction; decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; their customers' decisions to buy rather than lease containers; their dependence on a limited number of customers for a substantial portion of their revenues; customer defaults; decreases in the selling prices of used containers; extensive competition in the container leasing industry; difficulties stemming from the international nature of their businesses; decreases in the demand for international trade; disruption to their operations resulting from the political and economic policies of foreign countries, particularly China; disruption to their operations from failures of or attacks on their information technology systems; their compliance with laws and regulations related to security, anti-terrorism, environmental protection and corruption; their ability to obtain sufficient capital to support their growth; restrictions on their businesses imposed by the terms of their debt agreements; and other risks and uncertainties, including those risk factors set forth in the section entitled "Risk Factors" beginning on page 34 of the proxy statement/prospectus included in Triton’s Registration Statement on Form S-4, as amended.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere. Any forward-looking statements made herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on Triton or its business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

-Financial Tables Follow-

TRITON INTERNATIONAL LIMITED
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS:
Leasing equipment, net of accumulated depreciation of $1,683,693 and $1,566,963	$7,261,562	$4,362,043
Net investment in finance leases, net of allowances of $527 and $526	364,114	68,107
Equipment held for sale	105,540	—
Revenue earning assets	7,731,216	4,430,150
Unrestricted cash and cash equivalents	129,123	56,689
Restricted cash	57,953	22,575
Accounts receivable, net of allowances of $26,701 and $8,297	176,015	109,519
Goodwill	261,966	—
Lease intangibles, net of accumulated amortization of $26,488 and $0	275,955	—
Other assets	55,435	40,064
Total assets	$8,687,663	$4,658,997
LIABILITIES AND SHAREHOLDERS' EQUITY:
Equipment purchases payable	$62,638	$12,128
Fair value of derivative instruments	63,137	257
Accounts payable and other accrued expenses	162,490	81,306
Net deferred income tax liability	318,906	20,570
Debt, net of unamortized deferred financing costs of $20,548 and $19,024	6,291,597	3,166,903
Total liabilities	6,898,768	3,281,164
Shareholders' equity:
Class A common shares, $0.01 par value; 294,000,000 shares authorized, 44,535,732 issued and outstanding at December 31, 2015	—	445
Class B common shares, $0.01 par value; 6,000,000 shares authorized, 6,000,000 issued and outstanding at December 31, 2015	—	60
Common shares, $0.01 par value, 294,000,000 shares authorized, undesignated shares $0.01 par value, 6,000,000 shares authorized, 74,376,025 and 0 shares issued, respectively	747	—
Additional paid-in capital	689,283	176,088
Accumulated earnings	956,023	1,044,402
Accumulated other comprehensive loss	(3,363)	(3,666)
Total shareholders' equity	1,642,690	1,217,329
Non-controlling interests	146,205	160,504
Total equity	1,788,895	1,377,833
Total liabilities and shareholders' equity	$8,687,663	$4,658,997

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Operations
(Dollars and shares in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Leasing revenues:
Operating leases	$242,899	$173,685	$560,262	$528,822
Finance leases	4,890	2,034	8,886	6,017
Other revenues	143	—	143	—
Total leasing revenues	247,932	175,719	569,291	534,839

Equipment trading revenues	9,820	—	9,820	—
Equipment trading expenses	(9,588)	—	(9,588)	—
Trading margin	232	—	232	—

Net (loss) gain on sale of leasing equipment	(12,319)	(3,254)	(16,086)	3,071

Operating expenses:
Depreciation and amortization	112,309	77,176	272,585	217,296
Direct operating expenses	27,815	12,886	54,298	39,008
Administrative expenses	17,456	12,166	45,136	41,896
Transaction and other costsA	59,570	2,429	66,517	12,385
Provision (reversal) for doubtful accounts	22,372	11	22,201	(2,121)
Total operating expenses	239,522	104,668	460,737	308,464
Operating (loss) income	(3,677)	67,797	92,700	229,446
Other expenses:
Interest and debt expense	55,437	35,426	122,626	105,892
Realized loss on derivative instruments, net	864	1,386	2,268	4,399
Unrealized (gain) loss on derivative instruments, net	(3,487)	4,159	5,243	5,833
Write-off of deferred financing costs	—	—	141	—
Other expense (income), net	357	734	(632)	469
Total other expenses	53,171	41,705	129,646	116,593
(Loss) income before income taxes	(56,848)	26,092	(36,946)	112,853
Income tax (benefit) expense	(7,719)	112	(5,536)	3,056
Net (loss) income	$(49,129)	$25,980	$(31,410)	$109,797
Less: income attributable to noncontrolling interest	2,082	4,822	4,886	11,528
Net (loss) income attributable to shareholders	$(51,211)	$21,158	$(36,296)	$98,269
Net (loss) income per common share—Basic	$(0.74)	$0.53	$(0.72)	$2.46
Net (loss) income per common share—Diluted	$(0.74)	$0.52	$(0.72)	$2.37
Cash dividends paid per common share	$0.90	$—	$0.90	$—
Weighted average number of common shares outstanding—Basic	69,336	39,966	50,090	39,966
Dilutive share options and restricted shares	—	998	—	1,486
Weighted average number of common shares outstanding—Diluted	69,336	40,964	50,090	41,452
   (A) See definitions

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net (loss) income	$(31,410)	$109,797
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	272,585	217,296
Amortization of deferred financing costs and other debt related amortization	8,758	10,135
Amortization of lease premiums	26,488	—
Share compensation expense	4,334	9,546
Net loss (gain) on sale of leasing equipment	16,086	(3,071)
Deferred income taxes	(6,773)	2,107
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Decrease in accounts receivable	15,928	6,644
Increase in accounts payable and other accrued expenses	26,679	7,613
Net equipment sold for resale activity	2,595	—
Other changes in operating assets and liabilities	2,212	(3,023)
Net cash provided by operating activities	337,482	357,044
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(384,739)	(375,804)
Proceeds from sale of equipment, net of selling costs	102,376	134,577
Cash collections on finance lease receivables, net of income earned	22,315	10,326
Cash and cash equivalents acquired	50,349	—
Other	(366)	(2,404)
Net cash used in investing activities	(210,065)	(233,305)
Cash flows from financing activities:
Redemption of common shares	(4,199)	—
Financing fees paid under debt facilities	(5,718)	(2,972)
Borrowings under debt facilities	367,700	535,000
Payments under debt facilities and capital lease obligations	(365,697)	(630,260)
Decrease in restricted cash	23,736	8,668
Common share dividends paid	(51,620)	—
Distributions to noncontrolling interest	(19,185)	(38,035)
Net cash used in financing activities	(54,983)	(127,599)
Net increase (decrease) in unrestricted cash and cash equivalents	$72,434	$(3,860)
Unrestricted cash and cash equivalents, beginning of period	56,689	65,607
Unrestricted cash and cash equivalents, end of period	$129,123	$61,747
Supplemental non-cash investing activities:
Equipment purchases payable	$62,638	$12,128

A Transaction and other costs associated with the mergers for the three and nine months ended September 30, 2016 and 2015 were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Employee compensation costs	$42,773	$2,429	$47,028	$12,261
Professional fees	12,615	—	13,818	112
Legal expenses	1,810	—	3,290	12
Other	2,372	—	2,381	—
Total	$59,570	$2,429	$66,517	$12,385
Employee compensation costs include costs to maintain and retain key employees, severance expenses, and certain stock compensation expense, including retention and stock compensation expense pursuant to plans established as part of TCIL's 2011 re-capitalization.
Professional fees and legal expenses include costs paid for services directly related to the closing of the mergers and include legal fees, accounting fees and transaction and advisory fees.

Non-GAAP Financial Measures

We use the terms "Adjusted pre-tax (loss) income "and "Adjusted net (loss) income" throughout this press release.

Adjusted pre-tax (loss) income is defined as income before income taxes as further adjusted for certain items which are described in more detail below, which management believes are not representative of our operating performance. Adjusted pre-tax (loss) income excludes gains and losses on interest rate swaps, the write-off of deferred financing costs, transaction and other costs, and noncontrolling interest. Adjusted net (loss) income is defined as net income further adjusted for the items discussed above, net of income tax.

Adjusted pre-tax (loss) income and Adjusted net (loss) income are not presentations made in accordance with U.S. GAAP. Adjusted pre-tax (loss) income and Adjusted net (loss) income should not be considered as alternatives to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income.

We believe that Adjusted pre-tax (loss) income and Adjusted net (loss) income are useful to an investor in evaluating our operating performance because these measures:

•	are widely used by securities analysts and investors to measure a company’s operating performance;

•
help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure, our asset base and certain non-routine events which we do not expect to occur in the future; and

•
are used by our management for various purposes, including as measures of operating performance and liquidity, to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided reconciliations of Net (loss) income before income taxes and Net (loss) income attributable to shareholders, the most directly comparable U.S. GAAP measures, to Adjusted pre-tax (loss) income and Adjusted net (loss) income in the tables below for the three and nine months ended September 30, 2016 and 2015.

TRITON INTERNATIONAL LIMITED Non-GAAP Reconciliations of Adjusted Pre-tax (Loss) Income and Adjusted Net (Loss) Income (Dollars in Thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
(Loss) Income before income taxes	$(56,848)	$26,092	$(36,946)	$112,853
Add:
Write-off of deferred financing costs	—	—	141	—
Unrealized (gain) loss on derivative instruments, net	(3,487)	4,159	5,243	5,833
Transaction and other costs	59,570	2,429	66,517	12,385
Less:
Income attributable to noncontrolling interest	2,082	4,822	4,886	11,528
Adjusted pre-tax (loss) income	$(2,847)	$27,858	$30,069	$119,543

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net (loss) income attributable to shareholders	$(51,211)	$21,158	$(36,296)	$98,269
Add:
Write-off of deferred financing costs	—	—	137	—
Unrealized (gain) loss on derivative instruments, net	(3,138)	4,034	5,175	5,658
Transaction and other costs	50,856	2,356	57,595	12,013
Tax adjustment related to non-deductibility of transaction costs and other non-recurring costs	3,222	(526)	4,893	16
Adjusted net (loss) income	$(271)	$27,022	$31,504	$115,956